SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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[ X ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

General Magic, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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420 North Mary Avenue
Sunnyvale, California 94085

AMENDED NOTICE OF CONTINUATION OF SPECIAL MEETING OF STOCKHOLDERS
March 22, 2002

Dear Stockholder:

         You are hereby notified that the March 12, 2002 adjournment of the February 26, 2002 Special Meeting of Stockholders of General Magic, Inc. (the “Company”) will be further adjourned to March 22, 2002, at 10:00 a.m. Pacific Standard Time at The Westin Santa Clara, 5101 Great America Parkway, Santa Clara, California, for the following purposes:

1.	To approve the issuance, on or before June 30, 2002, of those shares of the Company’s Common Stock equal to 20% or more of the outstanding Common Stock or voting power of the Company before the issuance, in one or more transactions, of up to a maximum of 50,000,000 shares of the Company’s Common Stock (or securities convertible into or exercisable for Common Stock) for an aggregate offering price of up to $20,000,000, at a maximum discount to market of up to 20%.

2.	To approve an amendment to the Company’s Certificate of Incorporation to increase the authorized Common Stock of the Company from 150,000,000 shares to 200,000,000 shares.

3.	To transact such other business as may properly come before the meeting.

         The Company has been informed by Mackenzie Partners, its proxy solicitation firm, that it is now likely that a quorum will be present at the March 22, 2002 continuation of the Special Meeting originally called for February 26, 2002. Furthermore, the Company has been advised that brokerage firms that are members of the New York Stock Exchange are now expected to be permitted to vote by proxy at the March 22 Special Meeting shares of the Company’s Common Stock that are held in street name for their customers, unless otherwise instructed by such customers. This is an important development, in the Company’s view, as NYSE-member brokerage firms did not participate by proxy at the February 26, 2002 Special Meeting of the Stockholders of the Company. Currently, brokerage firms hold approximately 80% of the shares of the Company’s Common Stock.

         The Company is hereby giving you notice that, pursuant to Section 1.4 of the Company’s Bylaws and Section 216 of the Delaware General Corporation Law, only one-third of the shares entitled to vote in person or by proxy at the March 22, 2002 reconvening of the adjourned Special Meeting shall be necessary to constitute a quorum for such Meeting.

         Stockholders of record at the close of business on January 11, 2002 are entitled to notice of, and to vote at, this meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at the principal executive offices of the Company.

By Order of the Board of Directors,

MARY E. DOYLE Secretary

Sunnyvale, California
March 5, 2002